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                                  EXHIBIT 21


                       SUBSIDIARIES OF SPX CORPORATION


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                                NAME OF SUBSIDIARY                                STATE OR                        PERCENTAGE
                                AND NAME UNDER WHICH                              JURISDICTION                       OWNED
                                IT DOES BUSINESS                                  OF INCORPORATION                BY REGISTRANT
                                --------------------                              ------------------              ----------------
SPX Canada, Inc. ...............................................................  Canada-Dominion                  100%
SPX Australia Pty. Ltd. ........................................................  Australia                        100%
SPX Europe AG ..................................................................  Switzerland                      100%
SPX U.K. Ltd. ..................................................................  United Kingdom                   100%
SPX Deutschland GmbH ...........................................................  Germany                          100%
SPX Italiana, S.R.L. ...........................................................  Italy                            100%
Bear Automotive, S.A. ..........................................................  Switzerland                      100%
Bear France S.A. ...............................................................  France                           100%
IBS Filtran GmbH ...............................................................  Germany                           60%
SPX Netherlands, B.V. ..........................................................  The Netherlands                  100%
Kent-Moore Do Brasil Industria & Commerce, Ltda. ...............................  Brazil                           100%
Sealed Power Europe Limited Partnership ........................................  Delaware                          70%
Sealed Power Technologies Limited Partnership ..................................  Delaware                         100%
JATEK, Limited .................................................................  Japan                             80%
SPX Credit Corporation .........................................................  Delaware                         100%
SPX Sales and Service Corporation...............................................  Delaware                         100%
SPX Iberica, S.A. ..............................................................  Spain                            100%
Lowener GmbH ...................................................................  Germany                          100%
SPX de Mexico, S.A. de C.V. ....................................................  Mexico                           100%

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